EXHIBIT 23.1

REPORT ON SCHEDULE AND CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Micromuse Inc.:

The audits referred to in our report dated May 10, 2004, included the related financial statement schedule as of September 30, 2003, and for each of the years in the three-year period ended September 30, 2003, included in the annual report on Form 10-K of Micromuse Inc. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements No. 333-48036 and No. 333-36352 on Form S-3 and the registration statements No. 333-46649, No. 333-91119, No. 333-70126, No. 333-71420 and 333-102499 on Form S-8 of Micromuse Inc. of our reports dated May 10, 2004, relating to the consolidated balance sheets of Micromuse Inc. and subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended September 30, 2003, and related schedule, which reports appear in the September 30, 2003, annual report on Form 10-K of Micromuse Inc.

Our report includes an explanatory paragraph indicating that the consolidated balance sheet as of September 30, 2002, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the years ended September 30, 2002 and 2001 have been restated. Additionally, the related financial statement schedule listed in Item 15 has been restated.

Our report also refers to the Company’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective October 1, 2002.

/s/    KPMG LLP

Mountain View, California

May 14, 2004